UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 11, 2018

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act. 
☐

Item 1.01 Entry into a Material Definitive Agreement
  On May 11, 2018, CytRx Corporation ("we," "us," "our" or the "Company") entered into a Securities Purchase Agreement pursuant to which we agreed to issue and sell 5,600,000 shares of our common stock at a purchase price of $1.25 per share for gross proceeds of $7.0 million (the "Offering"). The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the investors, and customary conditions to closing, obligations of the parties and termination provisions. We also agreed in the Securities Purchase Agreement to indemnify the investors against certain liabilities. The closing of the transaction occurred on May 15, 2018.

The Offering was made pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-217184) that was previously filed with the Securities and Exchange Commission ("SEC") and declared effective on April 21, 2017.

 H. C. Wainwright & Co. ("Wainwright" or the "placement agent") acted as our placement agent on a reasonable best efforts basis with respect to the Offering pursuant to an engagement letter dated May 10, 2018.  We have agreed to pay Wainwright a cash fee equal to 6% of the gross proceeds of the Offering and to reimburse Wainwright for certain expenses incurred by it.

The net proceeds to us, after deducting Wainwright's fees and expenses and other estimated expenses relating to the Offering payable by us, are approximately $6.5 million.

The foregoing descriptions of the Securities Purchase Agreement and the engagement letter are not complete and are qualified in their entirety by reference to the full text of the form of the Securities Purchase Agreement and the engagement letter, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Securities Purchase Agreement and the engagement letter contain representations and warranties that the parties made to, and solely for the benefit of, the other parties in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties.

Item 7.01 Regulation FD Disclosure

On May 11, 2018, we issued the press release attached hereto as Exhibit 99.1 regarding the transactions described in this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, or incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Loeb & Loeb LLP

10.1	Form of Securities Purchase Agreement, dated as of May 11, 2018, between CytRx Corporation and each purchaser party thereto

10.2	Engagement Letter, dated May 10, 2018 between CytRx Corporation and H.C. Wainwright & Co., LLC

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

99.1	Press release of CytRx Corporation dated May 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: May 16, 2018	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer